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                     Daimler-Benz Vehicle Owner Trust 1998-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                             Trustee: Citibank, N.A.
                        Collection Period: December 1999

Distribution Date:
        01/20/2000

Statement to Noteholders and  Certificateholders Pursuant to
Section 4.9 of the Sale and Servicing Agreement                                                      Per $1,000 of Original
                                                                                                         Class A/Class B
                                                                                                             Amounts
                                                                                                     -----------------------
 (i)     Principal Distribution
         ----------------------
           Class A-1                                                                      $0.00             $0.000000
           Class A-2                                                             $46,046,295.69            $90.642314
           Class A-3                                                                      $0.00             $0.000000
           Class A-4                                                                      $0.00             $0.000000
           Class B Amount                                                                 $0.00             $0.000000

(ii)     Interest Distribution
         ---------------------
           Class A-1                                                                      $0.00             $0.000000
           Class A-2                                                              $1,072,480.28             $2.111182
           Class A-3                                                              $1,892,000.00             $4.300000
           Class A-4                                                              $1,051,830.00             $4.350000
           Class B Amount                                                           $382,415.48             $4.683333

(iii)    Monthly Servicing Fee                                                      $841,275.28
         ---------------------
           Monthly Supplemental Servicing Fee                                             $0.00

(iv)     Class A-1 Principal Balance (end of Collection Period)                           $0.00
         Class A-1 Pool Factor (end of Collection Period)                             0.000000%
         Class A-2 Principal Balance (end of Collection Period)                 $200,029,485.41
         Class A-2 Pool Factor (end of Collection Period)                            39.375883%
         Class A-3 Principal Balance (end of Collection Period)                 $440,000,000.00
         Class A-3 Pool Factor (end of Collection Period)                           100.000000%
         Class A-4 Principal Balance (end of Collection Period)                 $241,800,000.00
         Class A-4 Pool Factor (end of Collection Period)                           100.000000%
         Class B Principal Balance (end of Collection Period)                    $81,654,551.40
         Class B Pool Factor (end of Collection Period)                             100.000000%

 (v)     Pool Balance (end of Collection Period)                                $963,484,036.81

(vi)     Interest Carryover Shortfall
         ----------------------------
           Class A-1                                                                      $0.00             $0.000000
           Class A-2                                                                      $0.00             $0.000000
           Class A-3                                                                      $0.00             $0.000000
           Class A-4                                                                      $0.00             $0.000000
           Class B                                                                        $0.00             $0.000000

         Principal Carryover Shortfall
         -----------------------------
           Class A-1                                                                      $0.00             $0.000000
           Class A-2                                                                      $0.00             $0.000000
           Class A-3                                                                      $0.00             $0.000000
           Class A-4                                                                      $0.00             $0.000000
           Class B                                                                        $0.00             $0.000000

(vii)    Balance of the Reserve Fund Property (end of Collection Period)
           Class A Amount                                                        $57,100,909.30
           Class B Amount                                                                 $0.00

(viii)   Aggregate Purchase Amount of Receivables repurchased by the Seller      $24,608,394.72
             or the Servicer



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